Exhibit 10.27
                          SOURCE CODE LICENSE AGREEMENT

This Source Code License Agreement (this "Agreement") is effective this 18 day of NOVEMBER, 2002 (the "Effective Date") by and between VIDIOM SYSTEMS CORPORATION, having its principal place of business at 1376 Miners Drive, Suite 104, Lafayette, Colorado 80026, USA (hereinafter referred to as "Vidiom"); and SNAP2 CORPORATION, having its principal place of business at 10641 Justin Drive, Des Moines, IA 50322, USA (hereinafter referred to as "SNAP2"); herein collectively referred to as the "Parties";

                                    RECITALS

A. Vidiom is engaged in the business of developing, producing, distributing and selling software and software services.

B. SNAP2 is engaged in the business of developing, producing, distributing and selling software, including the HAVi Level 2 UI components, porting layer, test suite and "GEAR" for DVB-MHP products and documentation, (collectively, "SNAP2 Software").

C. Subject to the terms and conditions of this Agreement, Vidiom desires to acquire the Source and Object code for the HAVi Level 2 UI and GEAR products to use and distribute in whole or in part in products and services.

NOW, THEREFORE, the Parties do hereby agree as follows:

     1.   Grant of Rights.

          1.1 SNAP2 grants to Vidiom a non-exclusive, unrestricted, fully transferable, perpetual, fully paid-up, royalty-free Source and Object code license (with an unrestricted right to sublicense) for the SNAP2 Software, including the latest completed implementation of HAVi v1.1 Level 2 UI components, porting layer and test suite and GEAR products and associated documentation, with no future support or maintenance from SNAP2.

          1.2 This license will include no intellectual property rights restrictions, no implied rights or warranties, and no SNAP2 copyright or trademark restrictions of any kind.

          1.3 SNAP2 acknowledges that there are no encumbrances to the SNAP2 Software, that it is free from any claims, liens or any other form of encumbrance.

          1.4 SNAP2 grants to Vidiom the unlimited, unrestricted right to use, modify, and copy all or any portion of the SNAP2 Software, to incorporate all or any portion of the SNAP2 Software in Vidiom products, to distribute the SNAP2 Software in any field of use in any territory, and to sublicense all or any portion of these rights to any third parties. SNAP2 shall have no rights in any modifications to or derivative works of the SNAP2 Software developed by Vidiom or any third parties.

     2. Payment. Vidiom will pay SNAP2 the amount of $250,000.00 US Dollars via wire transfer, as a one time, license fee for the rights granted under the Agreement upon acceptance of the SNAP2 Software in both Source and Object code format.

     3. Delivery and Acceptance. Upon execution of this Agreement, SNAP2 will bundle the SNAP2 Software on CD-ROMs for delivery to Vidiom. Dedicated SNAP2 Engineer(s) will review the deliverables with Vidiom primary technical contacts before acceptance. The initial delivery must be mutually signed off by SNAP2 and Vidiom Engineers upon acceptance. Acceptance shall be subject to Vidiom's determination in its sole discretion that the SNAP2 Software is suitable for Vidiom's intended use.

     4. Deliverable Support. Vidiom may review the SNAP2 Software deliverables with the dedicated SNAP2 Engineer(s) for up to 30 days.
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     5.   Warranty. SNAP2 warrants that it owns all rights in the SNAP2
          Software, that the SNAP2 Software does not infringe any patents, copyrights, or other intellectual property rights of any third parties, that it has the right to enter into and comply with the terms of this Agreement, and that the SNAP2 Software is complete and fit for its intended purpose as advertised.

     6. Protected Accounts. S&T, Panasonic, and Philips are accounts to which Vidiom cannot directly sell the SNAP2 "GEAR" Software for a period of 180 days from date of Agreement execution. Vidiom customers or partners may resell without limitation.

     7. Governing Law and Dispute Resolution. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Colorado. Any dispute arising in connection with this Agreement shall be subject to binding arbitration in Boulder, Colorado, before a single arbitrator selected by the mutual agreement of the parties. The arbitrator shall award the prevailing party its reasonable attorneys fees and other costs incurred in connection with such dispute.

     8. Entire Agreement. This Agreement, constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior communications, negotiations, understandings, agreements or representations, either written or oral, by or among the parties regarding such subject matter.

     9. Publicity. Neither party shall have the right to issue any press releases or make any public disclosure regarding their business relationship without having first obtained the written consent of the other, with the exception of SNAP2 legal reporting requirements.

     10.  Consequential Damages.
          IN NO EVENT WILL EITHER PARTY BE LIABLE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, FOR ANY INCIDENTAL, SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR ANY LOSS OF USE, LOSS OF TIME, INCONVENIENCE, COMMERCIAL LOSS, OR LOST PROFITS, SAVINGS, OR REVENUES, TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

VIDIOM SYSTEMS CORPORATION,                 SNAP2 CORPORATION,


/s/ Timothy R Wahlers                       /s/ Dean Grewell
-------------------------                   --------------------------
Authorized signatory:                       Authorized signatory:
Name:  Timothy R Wahlers                    Name: Dean Grewell
Title: President/CEO                        Title: Chief Executive Officer